Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date February 28, 2009	Projected Year Ended February 28, 2010
Net Sales:
Electrical and Industrial Products	$225,797	$245,000 to $255,000
Galvanizing Services	$186,567	$150,000 to $160,000
Total Sales	$412,364	$395,000 to $415,000

Diluted earnings per share	$3.43	$2.75 to $2.95

Net Sales by Market Segment:
Power Generation	13%	17%
Transmission and Distribution	29%	33%
Industrial	58%	50%

Electrical and Industrial Products
Revenues by Industry:
Power Generation	18%	22%
Transmission and Distribution	46%	48%
Industrial	36%	30%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	24%	28%
OEM’s	21%	16%
Industrial	29%	24%
Bridge and Highway	5%	9%
Petro Chemical	21%	23%

Operating Margins:
Electrical and Industrial Products	17.2%	17% to 18%
Galvanizing Services	28.5%	24% to 25.5%

Cash Provided By Operations	$60,196	$75,000
Capital Expenditures	$20,008	$14,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$14,542	$14,600
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	55%	62%
Galvanizing Services	45%	38%